Exhibit 4.2

               ============================================================
                                       $311,000,000

                                     CREDIT AGREEMENT,

                                        dated as of

                                       July 1, 1994,
                                           among

                            VIACOM CABLEVISION OF DAYTON INC.,

                                        WNYT INC.,
                                        WMZQ INC.,

                                            and

                                        WVIT INC.,
                                     each, as an MSub
                                     ----------------

                                            and

                                VIACOM INTERNATIONAL INC.,

                          collectively, as Subsidiary Borrowers,
                          -------------------------------------
                                  THE BANKS NAMED HEREIN,

                                         as Banks,
                                         --------

                                   THE BANK OF NEW YORK,
                                      CITIBANK, N.A.,

                               MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK,

                                            and
                                  BANK OF AMERICA NT&SA,

                                    as Managing Agents,
                                    ------------------

                                   THE BANK OF NEW YORK,
                                as the Documentation Agent,
                                --------------------------

                                      CITIBANK, N.A.,

                               as the Administrative Agent,
                               ---------------------------

                                JP MORGAN SECURITIES INC.,
                                 as the Syndication Agent,
                                 ------------------------

                              THE BANKS IDENTIFIED AS AGENTS
                              ON THE SIGNATURE PAGES HEREOF,
                                        as Agents,
                                        ---------

                                            and

                             THE BANKS IDENTIFIED AS CO-AGENTS
                              ON THE SIGNATURE PAGES HEREOF,
                                       as Co-Agents
                                       ====================================

                                     TABLE OF CONTENTS




                                         ARTICLE I

                             DEFINITIONS AND ACCOUNTING TERMS

                    1.1.  Defined Terms  . . . . . . . . . . . . . . .    1
                          -------------
                    1.2.  Computation of Time Periods  . . . . . . . .   15
                          ---------------------------
                    1.3.  Accounting Terms . . . . . . . . . . . . . .   16
                          ----------------


                                        ARTICLE II

                         AMOUNT AND TERMS OF THE SUBSIDIARY LOANS

                    2.1.  The Subsidiary Loans . . . . . . . . . . . .   16
                          --------------------
                    2.2.  Making the Subsidiary Loans  . . . . . . . .   17
                          ---------------------------
                    2.3.  Repayment of the Subsidiary Loans  . . . . .   18
                          ---------------------------------
                    2.4.  Optional Prepayments of the Subsidiary
                          --------------------------------------
                           Loans . . . . . . . . . . . . . . . . . . .   19
                           -----
                    2.5.  Mandatory Prepayments of the Subsidiary
                          ---------------------------------------
                           Loans . . . . . . . . . . . . . . . . . . .   19
                           -----


                                        ARTICLE III

                        CONVERSION, INTEREST, PAYMENTS, FEES, ETC.

                    3.1.  Conversion/Continuation Option . . . . . . .   19
                          ------------------------------
                    3.2.  Interest . . . . . . . . . . . . . . . . . .   20
                          --------
                    3.3.  Interest Rate Determination and Protection .   21
                          ------------------------------------------
                    3.4.  Fees . . . . . . . . . . . . . . . . . . . .   22
                          ----
                    3.5.  Increased Costs  . . . . . . . . . . . . . .   23
                          ---------------
                    3.6.  Illegality . . . . . . . . . . . . . . . . .   25
                          ----------
                    3.7.  Capital Adequacy . . . . . . . . . . . . . .   26
                          ----------------
                    3.8.  Payments and Computations  . . . . . . . . .   27
                          -------------------------
                    3.9.  Sharing of Payments, Etc.  . . . . . . . . .   28
                          -------------------------
                    3.10. Replacement Banks  . . . . . . . . . . . . .   29
                          -----------------


                                        ARTICLE IV

                                   CONDITIONS OF LENDING

                    4.1.  Conditions Precedent to the Making of the
                          -----------------------------------------
                           Subsidiary Loans  . . . . . . . . . . . . .   29
                           ----------------
                    4.2.  Additional Conditions Precedent to the
                          --------------------------------------
                           Making of the Subsidiary Loans  . . . . . .   30
                           ------------------------------

                                         ARTICLE V

                              REPRESENTATIONS AND WARRANTIES

                    5.1.  Representations and Warranties in Parent
                          ----------------------------------------
                           Facility  . . . . . . . . . . . . . . . . .   31
                           --------


                                        ARTICLE VI

                                   AFFIRMATIVE COVENANTS

                    6.1.  Compliance with Laws, Etc. . . . . . . . . .   32
                          --------------------------
                    6.2.  Payment of Taxes, Etc. . . . . . . . . . . .   32
                          ----------------------
                    6.3.  Maintenance of Insurance . . . . . . . . . .   32
                          ------------------------
                    6.4.  Preservation of Corporate Existence, Etc.  .   32
                          -----------------------------------------
                    6.5.  Books and Access . . . . . . . . . . . . . .   33
                          ----------------
                    6.6.  Maintenance of Properties, Etc.  . . . . . .   33
                          -------------------------------
                    6.7.  Application of Proceeds  . . . . . . . . . .   33
                          -----------------------
                    6.8.  Reporting Requirements . . . . . . . . . . .   33
                          ----------------------


                                        ARTICLE VII

                                    NEGATIVE COVENANTS

                    7.1.  Liens, Etc.  . . . . . . . . . . . . . . . .   34
                          -----------
                    7.2.  Transactions with Affiliates . . . . . . . .   34
                          ----------------------------
                    7.3.  Margin Stock . . . . . . . . . . . . . . . .   34
                          ------------
                    7.4.  Subsidiary Indebtedness  . . . . . . . . . .   34
                          -----------------------
                    7.5.  Other Restrictions on Indebtedness . . . . .   35
                          ----------------------------------


                                       ARTICLE VIII

                                     EVENTS OF DEFAULT

                    8.1.  Events of Default  . . . . . . . . . . . . .   35
                          -----------------


                                        ARTICLE IX

                        THE MANAGING AGENTS AND THE FACILITY AGENTS

                    9.1.  Authorization and Action . . . . . . . . . .   38
                          ------------------------
                    9.2.  Managing Agents' and Facility Agents'
                          -------------------------------------
                           Reliance, Etc.  . . . . . . . . . . . . . .   39
                           --------------
                    9.3.  The Bank of New York, Citibank, N.A., Morgan
                          --------------------------------------------
                           Guaranty Trust Company of New York, Bank of
                           -------------------------------------------
                           America NT&SA and Their Affiliates  . . . .   40
                           ----------------------------------

                    9.4.  Bank Credit Decision . . . . . . . . . . . .   40
                          --------------------
                    9.5.  Determinations Under Sections 4.1, and 4.2 .   40
                          ------------------------------------------
                    9.6.  Indemnification  . . . . . . . . . . . . . .   41
                          ---------------
                    9.7.  Successor Facility Agents  . . . . . . . . .   42
                          -------------------------


                                         ARTICLE X

                                       MISCELLANEOUS

                    10.1.  Amendments, Etc.  . . . . . . . . . . . . .   42
                           ----------------
                    10.2.  Notices, Etc. . . . . . . . . . . . . . . .   43
                           -------------
                    10.3.  No Waiver; Remedies . . . . . . . . . . . .   43
                           -------------------
                    10.4.  Costs; Expenses; Indemnities  . . . . . . .   44
                           ----------------------------
                    10.5.  Right of Set-Off  . . . . . . . . . . . . .   45
                           ----------------
                    10.6.  Binding Effect  . . . . . . . . . . . . . .   46
                           --------------
                    10.7.  Assignments and Participations; Additional
                           ------------------------------------------
                            Banks  . . . . . . . . . . . . . . . . . .   46
                            -----
                    10.8.  Majority Banks are Third Party
                           ------------------------------
                            Beneficiaries  . . . . . . . . . . . . . .   49
                            -------------
                    10.9.  GOVERNING LAW; SEVERABILITY . . . . . . . .   49
                           ---------------------------
                    10.10. SUBMISSION TO JURISDICTION; WAIVER OF JURY
                           ------------------------------------------
                            TRIAL  . . . . . . . . . . . . . . . . . .   49
                            -----
                    10.11. Confidentiality . . . . . . . . . . . . . .   50
                           ---------------
                    10.12. Section Titles  . . . . . . . . . . . . . .   51
                           --------------
                    10.13. Execution in Counterparts . . . . . . . . .   51
                           -------------------------


                                         Schedules

                    Schedule I        - Lending Offices
                    Schedule II       - Subsidiary Commitments
                    Schedule 1.1      - Guarantees in Effect on the Date of
                                        this Agreement


                                         Exhibits

                    Exhibit A         - Form of Notice of Borrowing
                    Exhibit B         - Form of Paramount Affiliate
                                        Guarantee
                    Exhibit C         - Form of Parent Guarantee
                    Exhibit D         - Form of Notice of Conversion or
                                        Continuation
                    Exhibit E-1       - Form of Opinion of Shearman &
                                        Sterling
                    Exhibit E-2       - Form of Opinion Philippe P. Dauman
                    Exhibit F         - Form of Assignment and Acceptance

            CREDIT AGREEMENT, dated as of July 1, 1994, among VIACOM CABLEVISION OF DAYTON INC., WNYT INC., WMZQ INC., and WVIT INC., (each an "MSub"), and VIACOM INTERNATIONAL INC. each a Delaware corporation (collectively, "Subsidiary Borrowers"), the Bank parties hereto from time to time, THE BANK OF NEW YORK, as a Managing Agent and as the Documentation Agent, CITIBANK, N.A., as a Managing Agent and as the Administrative Agent, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Managing Agent, JP MORGAN SECURITIES INC., as the Syndication Agent, THE BANK OF AMERICA NT&SA, as a Managing Agent, the Banks identified as Agents on the signature pages hereof, as Agents, and the Banks identified as Co-Agents on the signature pages hereof, as Co-Agents.


                               W I T N E S S E T H:
                               - - - - - - - - - -

            WHEREAS, the Subsidiary Borrowers are direct and indirect Subsidiaries of Viacom Inc., a Delaware corporation; and

            WHEREAS, simultaneously herewith, the Banks, the Managing Agents, the Facility Agents (as hereinafter defined), the Agents and the Co-Agents are entering into the Parent Facility (as hereinafter defined), pursuant to which the Banks will provide senior debt financing to Viacom; and

            WHEREAS, each of the Subsidiary Borrowers has requested that the Banks provide senior debt financing for, among other things, the refinancing of certain existing indebtedness of such Subsidiary Borrower, and the Banks are willing to make funds available for such purposes, but only upon the terms and subject to the conditions contained herein;

            NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                     ARTICLE I

                         DEFINITIONS AND ACCOUNTING TERMS

            1.1.  Defined Terms.  As used in this Agreement, the following
                  -------------
  terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Administrative Agent" means Citibank, N.A., in its capacity as the
             --------------------
  Administrative Agent, or any successor in such capacity.

            "Affiliate" means, as to any Person, any Subsidiary of such Person
             ---------
  and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of any Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agents" means each of the Banks identified as Agents on the
             ------
  signature pages hereof.

            "Agreement" means this Credit Agreement, as modified, amended or
             ---------
  supplemented from time to time.

            "Applicable Eurodollar Rate Margin" shall mean on any date the
             ---------------------------------
  percentage set forth below opposite the Credit Rating applicable to Viacom on such date:
                    CREDIT RATING                              MARGIN
                    -------------                              ------

                    A-/A3 or better                             .375%
                    BBB+/Baa1                                   .500%
                    BBB/Baa2                                    .625%
                    BBB-/Baa3                                   .750%
                    BB+/Ba1                                    1.000%
                    BB/Ba2                                     1.250%
                    BB-/Ba3 or lower                           1.500%

  ; provided, however, that if the ratings assigned by S&P and Moody's shall
    --------  -------
  differ by one level, the Credit Rating shall be the rating which is the higher level, or if they differ by more than one level, the Credit Rating shall be the rating that is one rating level immediately above the lower of such ratings; provided further, however, until the date after the Funding
                -------- -------
  Date on which Viacom delivers a certificate (which may be the certificate described in Section 9.8(e) of the Parent Facility) demonstrating that the Viacom Total Leverage Ratio (taking into account Viacom's EBIDT (as defined in the Parent Facility) through the last day of the most recently completed Fiscal Quarter for which financial statements have been delivered to the Banks pursuant to Section 9.8 of the Parent Facility) is equal to or less than 6.50x, the Applicable Eurodollar Rate Margin specified for each of the rating levels listed above shall be increased by 0.1875%. Any change in the Credit Rating of Viacom shall be effective to adjust the applicable Eurodollar Rate Margin as of the date such change is announced by the applicable Rating Agency.

            "Applicable Lending Office" means, with respect to each Bank, its
             -------------------------
  Domestic Lending Office in the case of a Base

  Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

            "Arranger" means each of The Bank of New York, Citicorp Securities,
             --------
  Inc., JP Morgan Securities Inc. and BA Securities Inc.

            "Banks" means the lenders listed on the signature pages hereof, and
             -----
  such other lenders as may become parties hereto from time to time pursuant to
  Section 10.7.

            "Base Rate" means, for any day, a fluctuating interest rate per
             ---------
  annum as shall be in effect for such day, which rate per annum shall be equal at all times to the higher of

            (a) the rate of interest announced publicly by the Administrative Agent in New York, New York as the Administrative Agent's base rate in effect for such day; or

            (b) the Federal Funds Rate for such day plus 1/2 of one percent per annum;

  provided, however, that if the higher of the Credit Ratings assigned by S&P
  --------  -------
  and Moody's to Viacom shall be BB-/Ba3 or lower, (or, if such Credit Ratings differ by more than one level, the rating that is one rating level immediately above the lower of such ratings, shall be BB-/Ba3 or lower) then the Base Rate shall be equal at all times to the sum of (x) the higher of the foregoing rates plus (y) 1/2 of one percent per annum.
                  ----

            "Base Rate Loan" means any Subsidiary Loan or portion thereof that
             --------------
  bears interest with reference to the Base Rate.

            "Business Day" means a day of the year on which banks are not
             ------------
  required or authorized to close in New York City and, if the applicable Business Day relates to a Eurodollar Rate Loan, a day on which dealings are also carried on in Dollars in the London interbank market.

            "Capitalized Lease" means, as applied to any Person, any lease of
             -----------------
  property by such Person as lessee which should be capitalized on a balance sheet of such Person prepared in accordance with GAAP, other than leases of satellite transponders.

            "Co-Agents" means each of the Banks identified as Co-Agents on the
             ---------
  signature pages hereof.

            "Code" means the Internal Revenue Code of 1986 (or any successor
             ----
  legislation thereto), as amended from time to time.

            "Commercial Paper" means any unsecured promissory note of Viacom or
             ----------------
  Viacom International with a maturity at the time of issuance not exceeding nine months, exclusive of days of grace, issued by Viacom or Viacom International pursuant to a commercial paper program of either.

            "Commitment Fee" has the meaning specified in Section 3.4(a).
             --------------

            "Credit Rating" means the most recent rating of the long-term
             -------------
  senior unsecured debt of Viacom announced by Moody's or S&P or, in the event that either or both cease the issuance of debt ratings generally, such other rating agency or rating agencies agreed to by the Majority Banks.

            "Default" means any event which with the passing of time or the
             -------
  giving of notice or both would become an Event of Default.

            "Documentation Agent" means The Bank of New York, in its capacity
             -------------------
  as the Documentation Agent, or any successor in such capacity.

            "Dollars" and the sign "$" each mean the lawful money of the United
             -------
  States of America.

            "Domestic Lending Office" means, with respect to any Bank, the
             -----------------------
  office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I or such other office of such Bank as such Bank may from time to time specify to the Subsidiary Borrowers and the Administrative Agent.

            "Environmental Law" means the Comprehensive Environmental Response,
             -----------------
  Compensation, and Liability Act (42 U.S.C. Sec. 9601 et seq.), the Hazardous
                                                       -- ---
  Material Transportation Act (49 U.S.C. Sec. 1801 et seq.), the Resource
                                                   -- ---
  Conservation and Recovery Act (42 U.S.C. Sec. 6901 et seq.), the Federal Water
                                                     -- ---
  Pollution Control Act (33 U.S.C. Sec. 1251 et seq.), the Clean Air Act (42
                                             -- ---
  U.S.C. Sec. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Sec.
                   -- ---
  2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Sec. 651
       -- ---
  et seq.), in each case as amended or supplemented from time to time, and any
  -- ---
  analogous future federal or present or future state or local statutes, including, without limitation, transfer of ownership notification statutes such as the New Jersey Environmental Cleanup Responsibility Act (N.J. Stat. Ann. Sec. 13:1K-6 et seq.) and the Connecticut Industrial
                    -- ---

  Transfer Law of 1985 (Conn. Gen. Stat. Sec. 22a-134 et seq.) and the
                                                      -- ---
  regulations promulgated pursuant thereto.

            "Equity" means all shares, options, equity interests, general or
             ------
  limited partnership interests, joint venture interests or participations or other equivalents (regardless of how designated) of or in a corporation, partnership or other entity, whether voting or non-voting, and including, without limitation, common stock, preferred stock, purchase rights, warrants or options for any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974
             -----
  (or any successor legislation thereto) and the rules and regulations promulgated thereunder, as amended from time to time.

            "ERISA Affiliate" shall mean a corporation, partnership or other
             ---------------
  entity which is considered one employer with any Subsidiary Borrower under
  Section 4001 of ERISA or Section 414 of the Code.

            "Eurocurrency Liabilities" has the meaning specified in Regulation
             ------------------------
  D.

            "Eurodollar Lending Office" means, with respect to any Bank, the
             -------------------------
  office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Subsidiary Borrowers and the Administrative Agent.

            "Eurodollar Rate" means, for any Interest Period, the rate of
             ---------------
  interest per annum determined by the Administrative Agent to be the offered rate per annum at which deposits in Dollars appears on the Telerate Page 3750 (or any successor page) as of 11:00 A.M. (London time), or in the event such offered rate is not available from the Telerate Page, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time), two Business Days before the first day of such Interest Period for deposit in dollars in an amount substantially equal to the aggregate Eurodollar Rate Loans to which such Interest Period relates and for a period equal to such Interest Period.

            "Eurodollar Rate Loan" means any Subsidiary Loan or portion thereof
             --------------------
  that bears interest at a rate determined with reference to the Eurodollar
  Rate.

            "Eurodollar Rate Reserve Percentage" means, for any Bank for any
             ----------------------------------
  Interest Period, the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D for determining the actual reserve requirement incurred by such Bank (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

            "Event of Default" has the meaning specified in Section 8.1.
             ----------------

            "Existing Paramount Credit Agreements" means the Credit Agreements
             ------------------------------------
  (i) by and between Paramount and Bank of America NT&SA, dated February 25, 1994, as amended from time to time, and (ii) by and between Prentice-Hall Canada Inc., a wholly owned Subsidiary of Paramount, and Bank of America Canada, dated March 10, 1994, as amended to the date hereof as amended from time to time.

            "Existing Viacom Credit Agreement" means the Credit Agreement,
             --------------------------------
  dated as of November 19, 1993, as amended, by and among Viacom, the banks named therein, The Bank of New York, Citibank, N.A. and Morgan Guaranty Trust Company of New York, as Managing Agents, Citibank, N.A., as the Administrator, the Banks identified as Agents on the Signature Pages thereof, as Agents, and the Banks identified as Co-Agents on the signature pages thereof, as Co-Agents.

            "Existing Viacom International Credit Agreement" means the Credit
             ----------------------------------------------
  Agreement, dated as of September 26, 1989, as amended through the date hereof, among Viacom International, the subsidiary obligors referred to therein, and the banks, the agent and the co-agent parties thereto.

            "Facility Agents" means each of the Administrative Agent, the
             ---------------
  Documentation Agent and the Syndication Agent.

            "FCC" means the Federal Communications Commission, or any successor
             ---
  thereto.

            "FCC License" means, with respect to any Subsidiary Borrower or any
             -----------
  of its Subsidiaries, any radio, television or other license, Permit, certificate of compliance or authorization issued by the FCC and required for the operation of its respective radio and television broadcast stations and cable television systems.

            "Federal Funds Rate" means, for any day, a fluctuating interest
             ------------------
  rate per annum equal for such day to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

            "Final Judgment" has the meaning specified in Section 8.1(g).
             --------------

            "Fiscal Quarter" means any three month period ending March 31, June
             --------------
  30, September 30 or December 31 of any Fiscal Year, or such other fiscal quarter end date as may be determined by Viacom following the Merger.

            "Fiscal Year" means each twelve-month period ending December 31, or
             -----------
  such other fiscal year end date as may be determined by Viacom following the Merger.

            "Franchise" means a franchise, authorization or right by contract
             ---------
  to construct, own, operate or otherwise exploit any cable television facility operated by any Subsidiary Borrower or any of its Subsidiaries, granted by any Governmental Authority.

            "Funding Date" means the date on which the conditions set forth in
             ------------
  Sections 4.1 and 4.2 are satisfied or waived and the Subsidiary Loans are made hereunder.

            "GAAP" means generally accepted accounting principles in the United
             ----
  States of America as in effect from time to time and set forth in the rules, regulations, opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession and which are applicable to the circumstances as of the date of determination.

            "Governmental Authority" means any nation or government, any state
             ----------------------
  or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantor Subsidiaries" means each of Viacom International and
             ----------------------
  Paramount.

            "Indebtedness" of any Person means at any date, without
             ------------
  duplication, (i) all obligations of such Person for borrowed money (including, without limitation, in the case of the Subsidiary Borrowers, the obligations of the Subsidiary Borrowers for borrowed money under this Agreement), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of Property or services, except as provided below, (iv) all obligations of such Person as lessee under Capitalized Leases, (v) all Indebtedness of others secured by a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person, (vi) all Indebtedness of others directly or indirectly guaranteed or otherwise assumed by such Person, including any obligations of others endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation any Indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation, or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, provided that Indebtedness of Viacom and its Subsidiaries
                   --------
  (including the Subsidiary Borrowers) shall not include (a) guarantees in existence on the date hereof of Indebtedness of discontinued operations, and
  (b) guarantees of Indebtedness that are identified on Schedule 1.1 to this Agreement and that arise from commitments in existence at the date hereof (in each of cases (a) and (b), only if such guarantees are not extended by Viacom or any of its Subsidiaries (including the Subsidiary Borrowers) after the date hereof or in the case of any increase in commitments, only the amount of the increase in such existing commitments shall be included in Indebtedness)
  (vii) all obligations of such Person as issuer, customer or account party under letters of credit or bankers' acceptances that are either drawn or that back financial obligations that would otherwise be Indebtedness; provided,
                                                                   --------
  however, that in each of the foregoing clauses (i) through (vii),
  -------
  Indebtedness
  shall not include obligations (other than under this Agreement or the Parent Facility) specifically with respect to the production, distribution and acquisition of motion pictures or other programming rights, talent or publishing rights.

            "Indemnified Liability" has the meaning specified in Section
             ---------------------
  10.4(b).

            "Indemnified Person" has the meaning specified in Section 10.4(b).
             ------------------

            "Interest Period" means, (a) in the case of Base Rate Loans, the
             ---------------
  period commencing on the date such Subsidiary Loans are made or on the date of conversion of such Subsidiary Loans from Eurodollar Rate Loans and ending on the last day of each Fiscal Quarter, and (b) in the case of Eurodollar Rate Loans, (i) initially, the period commencing on the date such Subsidiary Loans are made or on the date of conversion of such Subsidiary Loans or portions thereof from Base Rate Loans and ending one, two, three or six months thereafter, as selected by the applicable Subsidiary Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 or 3.1, as the case may be, and
  (ii) thereafter, if such Subsidiary Loans are renewed, in whole or in part, as Eurodollar Rate Loans pursuant to Section 3.1, the period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the applicable Subsidiary Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 3.1, subject, however, to the following:

            (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension for any Eurodollar Rate Loan would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

           (ii) any Interest Period in respect of Eurodollar Rate Loans that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

          (iii)  no Interest Period may extend beyond the Termination Date;

           (iv) a Subsidiary Borrower may not select any Interest Period in respect of Subsidiary Loans in an aggregate amount less than $5,000,000; and

            (v) there shall be outstanding at any one time no more than 5 Interest Periods in the aggregate.

            "IRS" means the Internal Revenue Service, or any successor thereto.
             ---

            "Lien" means any mortgage, deed of trust, pledge, hypothecation,
             ----
  assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement.

            "Loan Documents" means, collectively, this Agreement, the Parent
             --------------
  Facility, the VII Guarantee, the Parent Guarantee, the Paramount Affiliate Guarantee and the Paramount Parent Guarantee.

            "Loan Parties" means each of Viacom, each Subsidiary Borrower and
             ------------
  each Guarantor Subsidiary.

            "Majority Banks" means, at any time, Banks having at least 51% of
             --------------
  the aggregate amount of (x) the Subsidiary Commitments and (y) the Commitments under (and as defined in) the Parent Facility, taken together and voting as a single group; provided, however, that, for purposes of this
                            --------  -------
  definition, if the Subsidiary Commitment or Commitment of any Bank shall have been terminated, the then aggregate unpaid principal amount of Subsidiary Loans of such Bank hereunder and Loans of such Bank under (and as defined in) the Parent Facility shall be deemed to be such Bank's Subsidiary Commitment or Commitment, as the case may be.

            "Managing Agents" means each of The Bank of New York, Citibank,
             ---------------
  N.A., Morgan Guaranty Trust Company of New York and Bank of America NT&SA, acting in such capacity.

            "Margin Stock" has the meaning specified in Regulation U.
             ------------

            "Material Adverse Change" means a change that has resulted or would
             -----------------------
  result in a Material Adverse Effect.

            "Material Adverse Effect" means a material adverse effect on the
             ------------------------
  business, financial condition, operations or Properties of Viacom and its Subsidiaries taken as a whole.

            "Material Credit Agreement Change" means a change that has
             --------------------------------
  materially adversely affected or would materially adversely affect the legality, validity or enforceability of any payment obligation of Viacom, Viacom International or Paramount or, for the purpose of Section 9.9 of the Parent Facility only, any of the MSubs under this Agreement or any other Loan Document.

            "Material Subsidiary" of any Person means any "significant
             -------------------
  subsidiary" of such Person as defined in Regulation S-X, as amended from time to time, promulgated under the Securities Act of 1933, as amended.

            "Merger" means the merger of a wholly owned Subsidiary of Viacom
             ------
  with and into Paramount, with Paramount surviving as a wholly owned Subsidiary of Viacom.

            "Merger Agreement" means the Amended and Restated Agreement and
             ----------------
  Plan of Merger, dated as of February 4, 1994, between Paramount and Viacom, as amended by Amendment No. 1 thereto dated as of May 26, 1994.

            "Merger Date" means the date on which the Merger is effective in
             -----------
  accordance with the Merger Agreement.

            "Moody's" means Moody's Investors Service, Inc.
             -------

            "MSubs" shall mean each of Viacom Cablevision of Dayton, Inc., WNYT
             -----
  Inc., WMZQ Inc. and WVIT Inc., each a Delaware corporation and a direct wholly owned Subsidiary of Viacom International.

            "Multiemployer Plan" means a multiemployer plan, as defined in
             ------------------
  Section 4001(a)(3) of ERISA, to which any Subsidiary Borrower, any of its Subsidiaries or any ERISA Affiliate of such Subsidiary Borrower is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

            "NAI" means National Amusements, Inc., a Maryland corporation.
             ---

            "Notice of Assignment and Acceptance" has the meaning specified in
             -----------------------------------
  Section 10.7(a).

            "Notice of Borrowing" means a notice of a Subsidiary Borrower
             -------------------
  substantially in the form of Exhibit A hereto specifying therein (i) the date of the proposed Subsidiary Borrowing to be made by such Subsidiary Borrower,
  (ii) the aggregate amount of such proposed Subsidiary Borrowing, (iii) the amount of such Subsidiary Borrowing, if any, requested to be Eurodollar Rate Loans and (iv) the initial Interest Period or Interest Periods for any such Eurodollar Rate Loans.

            "Notice of Conversion or Continuation" has the meaning specified in
             ------------------------------------
  Section 3.1.

            "Paramount" means Paramount Communications Inc., a Delaware
             ---------
  corporation.

            "Paramount Affiliate Guarantee" means the guarantee by Paramount of
             -----------------------------
  the obligations of the Subsidiary Borrowers under this Agreement, substantially in the form of Exhibit B hereto.

            "Paramount Common Stock" means the common stock, par value $1.00
             ----------------------
  per share, of Paramount.

            "Paramount Parent Guarantee" means the guarantee by Paramount of
             --------------------------
  the obligations of Viacom pursuant to the Parent Facility substantially in the form of Exhibit B to the Parent Facility.

            "Parent Facility" means the Credit Agreement, dated as of the date
             ---------------
  hereof, among Viacom, the banks parties thereto from time to time, The Bank of New York, Citibank, N.A., Morgan Guaranty Trust Company of New York and Bank of America NT&SA, as Managing Agents, The Bank of New York, as the Documentation Agent, Citibank, N.A., as the Administrative Agent, JP Morgan Securities Inc., as the Syndication Agent, the banks identified as Agents on the signature pages thereof, as Agents, and the banks identified as Co-Agents on the signature pages thereof, as Co-Agents.

            "Parent Guarantee" means the guarantee by Viacom of the obligations
             ----------------
  of the Subsidiary Borrowers pursuant to this Agreement substantially in the form of Exhibit C hereto.

            "PBGC" means the Pension Benefit Guaranty Corporation, or any
             ----
  successor thereto.

            "Pension Plan" means an employee pension benefit plan, as defined
             ------------
  in Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which any Subsidiary Borrower, any of its Subsidiaries or any ERISA Affiliate of such Subsidiary Borrower now or in the future maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "Permit" means any permit, approval, authorization, license,
             ------
  variance or permission required from a Governmental Authority under an applicable Requirement of Law.

            "Person" means an individual, partnership, corporation (including a
             ------
  business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or Governmental Authority.

            "Plan" shall mean an employee benefit plan as defined in Section
             ----
  3(3) of ERISA which is maintained or contributed to by any Subsidiary Borrower or an ERISA Affiliate of such Subsidiary Borrower.

            "Property" means any interest in any kind of property or asset,
             --------
  whether real, personal or mixed, and whether tangible or intangible, including, without limitation, the right to use, transmit, display, license or otherwise temporarily or permanently benefit from the possession of, control of or access to any film, television program, trademark, trade name, copyright, service mark or any other type of intellectual or intangible property.

            "Qualified Plan" means an employee pension benefit plan, as defined
             --------------
  in Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the Code, and which any Subsidiary Borrower, any of its Subsidiaries or any ERISA Affiliate of such Subsidiary Borrower now or in the future maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "Ratable Portion" means, with respect to any Bank, the percentage
             ---------------
  obtained by dividing the amount of such Bank's Subsidiary Commitment by the aggregate amount of all the Subsidiary Commitments of all the Banks.

            "Reference Banks" means The Bank of New York, Citibank, N.A.,
             ---------------
  Morgan Guaranty Trust Company of New York and Bank of America NT&SA.

            "Register" has the meaning specified in Section 10.7(g) hereof.
             --------

            "Regulation D" means Regulation D of the Board of Governors of the
             ------------
  Federal Reserve System (or any successor thereto), as in effect from time to time, or any successor thereto.

            "Regulation U" means Regulation U of the Board of Governors of the
             ------------
  Federal Reserve System (or any successor thereto), as in effect from time to time, or any successor thereto.

            "Requirements of Law" means all federal, state and local laws,
             -------------------
  rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority, including the requirements of ERISA and Environmental Law.

            "Responsible Officer" of any Person means any of the officers of
             -------------------
  such Person listed in the certificate delivered to the Managing Agents pursuant to Section 4.1(c) or otherwise notified to the Administrative Agent as being authorized to execute and deliver documents and certificates and otherwise act on behalf of such Person in all matters (other than financial matters) arising under this Agreement or any other Loan Document.

            "S&P" means Standard & Poor's Ratings Group.
             ---

            "Subsidiary" means, with respect to any Person, any corporation,
             ----------
  partnership or other business entity of which more than 50% of the outstanding Equity having ordinary voting power to elect a majority of the board of directors of such entity (irrespective of whether, at the time, Equity of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) is, or of which more than 50% of the interests in which are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

            "Subsidiary Borrowers" has the meaning specified in the recitals
             --------------------
  hereof.

            "Subsidiary Borrowing" means a borrowing by any Subsidiary Borrower
             --------------------
  consisting of Subsidiary Loans made to such Subsidiary Borrower on the same day by the Banks ratably according to their respective Subsidiary Commitments with respect to such Subsidiary Borrower.

            "Subsidiary Commitment" has the meaning specified in Section
             ---------------------
  2.1(a).

            "Subsidiary Loan" means a loan made to a Subsidiary Borrower
             ---------------
  pursuant to Section 2.1.

            "Syndication Agent" means JP Morgan Securities Inc. in its capacity
             -----------------
  as the Syndication Agent, or any successor in such capacity.

            "Tender Offer" means the acquisition by Viacom on March 11, 1994 of
             ------------
  approximately 50.2% of the issued and outstanding shares of Paramount Common Stock pursuant to Viacom's Offer to Purchase dated October 25, 1993, as amended.

            "Termination Date" means the earliest of (i) July 1, 2002, (ii) the
             ----------------
  date of the earlier termination in whole of all of the Subsidiary Commitments pursuant to the terms hereof, including pursuant to Section 8.1 and (iii) the date on which the Parent Facility is terminated.

            "Title IV Plan" means a Pension Plan, other than a Multiemployer
             -------------
  Plan, which is covered by Title IV of ERISA.

            "Viacom" means Viacom Inc., a Delaware corporation, or any
             ------
  successor thereto.

            "Viacom International" means Viacom International Inc., a Delaware
             --------------------
  corporation.

            "Viacom Total Leverage Ratio" means the Total Leverage Ratio as
             ---------------------------
  defined in and calculated in accordance with the Parent Facility.

            "VII Guarantee" means the guarantee by Viacom International of the
             -------------
  obligations of Viacom pursuant to the Parent Facility, substantially in the form of Exhibit C to the Parent Facility.

            "Withdrawal Liability" means, as to any Person, at any time, the
             --------------------
  aggregate amount of the liabilities, if any, of such Person pursuant to
  Section 4201 of ERISA.

            1.2.  Computation of Time Periods.  In this Agreement, in the
                  ---------------------------
  computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

            1.3.  Accounting Terms.  All accounting terms not specifically
                  ----------------
  defined herein shall be construed in accordance with GAAP.


                                    ARTICLE II

                     AMOUNT AND TERMS OF THE SUBSIDIARY LOANS

            2.1.  The Subsidiary Loans.  (a)  The Subsidiary Loans.  On the
                  --------------------        --------------------
  terms and subject to the conditions contained in this Agreement, each Bank severally agrees to make a Subsidiary Loan on the Funding Date to each Subsidiary Borrower, which shall be severally liable with respect to each such Subsidiary Loan made to it, in the amount set forth opposite such Bank's name under such Subsidiary Borrower's column on
  Schedule II hereto as such Bank's "Subsidiary Commitment" for such Subsidiary Borrower (as adjusted from time to time by reason of assignments in accordance with the provisions of Section 10.7, the aggregate of all such commitments to the Subsidiary Borrowers being such Bank's "Subsidiary Commitment").

            (b)  Evidence of Debt.  (i)  Each Bank shall maintain in accordance
                 ----------------
  with its usual practice an account or accounts evidencing the Indebtedness of each Subsidiary Borrower to each Bank resulting from the Subsidiary Loans made by such Bank to such Subsidiary Borrower, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

            (ii) The Register maintained by the Administrative Agent pursuant to Section 10.7(g) shall include a "Subsidiary Loan control account" for each Subsidiary Borrower and for each Bank, in which accounts shall be recorded
  (A) the amount of each Bank's Subsidiary Loans to such Subsidiary Borrower,
  (B) the name of each Subsidiary Borrower together with the Subsidiary Loans of each Bank made to such Subsidiary Borrower, (C) the date on which the Subsidiary Loans were made, (D) the amount of any principal or interest due and payable or to become due and payable from each Subsidiary Borrower to each Bank with respect to such Subsidiary Borrower's Subsidiary Loans hereunder and (E) the amount of any sum received by the Administrative Agent from any Subsidiary Borrower with respect to Subsidiary Loans made to it hereunder and each Bank's Ratable Portion thereof.

            (iii) The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.

            2.2.  Making the Subsidiary Loans.  (a)  The Subsidiary Borrowing
                  ---------------------------
  of each Subsidiary Borrower shall be made upon receipt of a Notice of Borrowing, given by such Subsidiary Borrower to the Administrative Agent not later than 9:30 A.M. (New York City time) on the Funding Date, in the event such Subsidiary Borrowing is to be comprised of Base Rate Loans, and (ii) 11:00 A.M. (New York City time) on the third Business Day prior to the Initial Funding Date, in the event such Subsidiary Borrowing is to be comprised of Eurodollar Rate Loans.

            (b) The Administrative Agent shall give to each Bank prompt notice (but in any event on the same day) of its receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, upon its determination thereof, notice of the applicable interest rate under Section 3.2. Each Bank shall, before 11:00 A.M. (or in the case of a Subsidiary Borrowing being made on the same day, before 12:00 noon)
  (New York City time) on the date of the proposed Subsidiary Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 10.2, in immediately available funds, such Bank's Ratable Portion of each such proposed Subsidiary Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
  Article IV, the Administrative Agent will make such funds available to the Subsidiary Borrowers at the Administrative Agent's aforesaid address.

            (c) Each Notice of Borrowing pursuant to this Section 2.2 shall be irrevocable and binding on the applicable Subsidiary Borrower. In the case of a proposed Subsidiary Borrowing comprised of Eurodollar Rate Loans to any Subsidiary Borrower, the Subsidiary Borrower requesting such Subsidiary Borrowing shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing the applicable conditions set forth in Article IV, including, without limitation, any loss (excluding loss of the margin payable in accordance with Section 3.2 on the amount of principal not borrowed as a result of such failure), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund any Eurodollar Rate Loan to be made by such Bank to such Subsidiary Borrower as part of any such proposed Subsidiary Borrowing when such Eurodollar Rate Loan to such Subsidiary Borrower, as a result of such failure, is not made on such date.

            (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any proposed Subsidiary Borrowing pursuant to this Section 2.2 that such Bank will not make available to the Administrative Agent such Bank's Ratable Portion of such Subsidiary Borrowing, the Administrative Agent may assume that such Bank has made such Ratable Portion available to the Administrative Agent on the date of such Subsidiary Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Subsidiary Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such Ratable Portion available to the Administrative Agent and the Administrative Agent has so made available such amount, such Bank and such Subsidiary Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Subsidiary Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Subsidiary Borrower, the interest rate applicable at the time to the Subsidiary Loans comprising such Subsidiary Borrowings and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Subsidiary Loan as part of any such Subsidiary Borrowing for purposes of this Agreement. If such Subsidiary Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Bank of any obligation it may have to the Subsidiary Borrowers hereunder.

            (e) The failure of any Bank to make any Subsidiary Loan to be made by it to any Subsidiary Borrower shall not relieve any other Bank of its obligation, if any, hereunder to make its Subsidiary Loan to such Subsidiary Borrower on the date of such Subsidiary Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Subsidiary Loan to be made by such other Bank to such Subsidiary Borrower.

            2.3.  Repayment of the Subsidiary Loans.  (a)  Each Subsidiary
                  ---------------------------------
  Borrower shall pay the principal amount of the Subsidiary Loans of each Bank to such Subsidiary Borrower in quarterly installments on January 1, April 1, July 1 and October 1 of each year, commencing July 1, 1997, and ending on July 1, 2002, in an amount equal to such Bank's Ratable Portion of the quarterly amount set forth in column (y) in Schedule 2.3 hereto opposite the period specified in column (x) in such Schedule during which such date occurs.

            (b) Each Subsidiary Borrower shall repay the outstanding principal amount of the Subsidiary Loans to such Subsidiary Borrower (together with all accrued and unpaid interest thereon) in full on the Termination Date.

            2.4.  Optional Prepayments of the Subsidiary Loans.  Each
                  --------------------------------------------
  Subsidiary Borrower may, upon at least three Business Days' prior notice (or at least one Business Day's prior notice in the case of Base Rate Loans) to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment of, and if such notice is given by any Subsidiary Borrower such Subsidiary Borrower shall, prepay the outstanding principal amount of the Subsidiary Loans made to such Subsidiary Borrower, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each Subsidiary Borrower shall indemnify the
           --------  -------
  Banks pursuant to Section 10.4(c) in the event that any prepayment of any Eurodollar Rate Loans made by such Subsidiary Borrower shall be made on a day other than the last day of an Interest Period for such Subsidiary Loans. Amounts borrowed under Section 2.1 and prepaid pursuant to this Section 2.5 may not be reborrowed. Any partial prepayment may be allocated to scheduled installments of the Subsidiary Loans in any manner requested by the appropriate Subsidiary Borrower.

            2.5.  Mandatory Prepayments of the Subsidiary Loans of the MSubs.
                  ----------------------------------------------------------
  The Subsidiary Loans of an MSub shall be due and payable on the date on which such MSub ceases to be a direct or indirect wholly owned Subsidiary of Viacom or Viacom International.

                                    ARTICLE III

                    CONVERSION, INTEREST, PAYMENTS, FEES, ETC.

            3.1.  Conversion/Continuation Option.  Any Subsidiary Borrower may
                  ------------------------------
  elect (i) at any time to convert Base Rate Loans to such Subsidiary Borrower or any portion thereof to Eurodollar Rate Loans or (ii) at the end of any Interest Period with respect thereto, to convert Eurodollar Rate Loans to such Subsidiary Borrower or any portion thereof into Base Rate Loans, or to continue such Eurodollar Rate Loans or any portion thereof as Eurodollar Rate Loans for an additional Interest Period; provided, however, that the
                                           --------  -------
  aggregate of the Eurodollar Rate Loans of such Subsidiary Borrower so converted or so continued for each Interest Period must be in the amount of $5,000,000 or an integral multiple of $5,000,000 in excess thereof. Each such election shall be in substantially the form of Exhibit E hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least one Business Day's, in the case of a conversion to a Base Rate Loan, and three Business Days', in the case of a conversion to or a continuation of a Eurodollar Rate Loan, prior written notice thereof specifying (A) the amount and type of conversion or continuation, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the Interest Period therefor, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from a Eurodollar Rate Loan, shall also be the last day of the Interest Period therefor). The Administrative Agent shall promptly (but in any event on the same day) notify each Bank of its receipt of a Notice of Conversion or Continuation and of the contents thereof. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans of any Subsidiary Borrower, and no continuation in whole or in part of Eurodollar Rate Loans of any Subsidiary Borrower upon the expiration of any Interest Period therefor, shall be permitted at any time at which an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this Section 3.1, the Administrative Agent does not receive a Notice of Conversion or Continuation from any Subsidiary Borrower containing an election to continue all or any portion of the Eurodollar Rate Loans to such Subsidiary Borrower for an additional Interest Period or to convert all or any portion of such Subsidiary Loans, then, upon the expiration of the Interest Period therefor, such Subsidiary Loans or the portions thereof for which an election to continue or convert has not been made will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

            3.2.  Interest.  Each Subsidiary Borrower shall pay interest on the
                  --------
  unpaid principal amount of each Subsidiary Loan to such Subsidiary Borrower from the date thereof until the principal amount thereof shall be paid in full, at the following rates per annum:

            (a)  Base Rate Loans.  For Base Rate Loans, at a rate per annum
                 ---------------
       equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on the last day of each September, December, March and June, on the Termination Date and on the date any Base Rate Loan is converted or paid in full.

            (b)  Eurodollar Rate Loans.  For Eurodollar Rate Loans, at a rate
                 ---------------------
       per annum equal at all times during the applicable Interest Period for each Eurodollar Rate Loan to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Eurodollar Rate Margin, payable in arrears (i) on the last day of such Interest Period and (ii) if such Interest Period has a duration of more than three months, on each day during such Interest Period that occurs every three months from the first day of such Interest Period.

            (c)  Default Rate of Interest.  If any amount of principal of any
                 ------------------------
       Subsidiary Loan to any Subsidiary Borrower is not paid when due, whether at stated maturity, by acceleration or otherwise, the interest rate applicable to any such amount shall be increased by 2.00% per annum, payable on demand, and if any interest, fee or other amount payable by any Subsidiary Borrower hereunder is not paid when due, such amount shall bear interest at a rate per annum equal at all times to the Base Rate in effect from time to time plus 2% per annum payable on demand.

            3.3.  Interest Rate Determination and Protection.  (a)  In the
                  ------------------------------------------
  Event that the Eurodollar Rate is not available from the Telerate Page, the Eurodollar Rate for each Interest Period for Eurodollar Rate Loans to any Subsidiary Borrower shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before such Interest Period. Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the other Reference Bank or Reference Banks.

            (b) The Administrative Agent shall give prompt notice to the Subsidiary Borrowers and the Banks of the applicable interest rate determined by the Administrative Agent for purposes of Section 3.2(a) or (b), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 3.2(b).

            (c) If, with respect to Eurodollar Rate Loans to any Subsidiary Borrower, the Majority Banks determine in good faith and notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to such Banks of making such Subsidiary Loans to such Subsidiary Borrower or funding or maintaining their respective Eurodollar Rate Loans to such Subsidiary Borrower for such Interest Period, the Administrative Agent shall forthwith so notify such Subsidiary Borrower and the Banks, whereupon

            (i) each Eurodollar Rate Loan to such Subsidiary Borrower will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan unless the Majority Banks notify the Administrative Agent that the circumstances causing such conversion no longer exist and such Subsidiary Borrower delivers a timely Notice of Conversion or Continuation with respect to such Subsidiary Loans; and

            (ii) the obligations of the Banks to make Eurodollar Rate Loans to such Subsidiary Borrower or to convert Subsidiary Loans to such Subsidiary Borrower into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify such Subsidiary Borrower and the Banks that the circumstances causing such suspension no longer exist.

            3.4.  Fees.  (a)  Each Subsidiary Borrower will pay on the last day
                  ----
  of each Fiscal Quarter to each of the Banks in arrears a fee (the "Commitment Fee") accruing from the tenth Business Day after the Documentation Agent has notified each Subsidiary Borrower that the Agreement has been executed by the Banks (or such earlier date on or after the execution hereof as the Merger Date shall have occurred), in the case of each Bank listed on the signature pages hereof, and from any later effective date of the assignment pursuant to which it became a Bank, in the case of each other Bank, until the earlier of the Funding Date and the Termination Date, on such Bank's aggregate average daily unused Subsidiary Commitment with respect to such Subsidiary Borrower as in effect from time to time at the rate of 0.3125% on any date prior to the date on which Viacom's long-term, senior unsecured debt is rated by S&P or Moody's, and on any date thereafter at the rate set forth below opposite the Credit Rating applicable to Viacom on such date:

                     CREDIT RATING                        COMMITMENT FEE
                     -------------                        --------------

                     A-/A3 or better                          .1500%
                     BBB+/Baa1                                .2000%
                     BBB/Baa2                                 .2250%
                     BBB-/Baa3                                .2500%
                     BB+/Ba1                                  .3125%
                     BB/Ba2                                   .3750%
                     BB-/Ba3 or lower                         .5000%

  ; provided, however, that if the ratings assigned by S&P and Moody's shall
    --------  -------
  differ by one level, the Credit Rating shall be the rating which is the higher level, or if they differ by more than one level, the Credit Rating shall be the rating that is one rating level immediately above the lower of such ratings. Any change in the Credit Rating of Viacom shall be effective to adjust the Commitment Fee as of the date such change is announced.

            (b) Viacom has agreed to pay to the Banks, Managing Agents, Facility Agents, Agents, Co-Agents and Arrangers certain other fees which are earned on the date of the signing of this Agreement and payable on the earlier of

  (x) the Funding Date or (y) September 30, 1994, as separately agreed.

            3.5.  Increased Costs.  (a)  If, due to either (i) the introduction
                  ---------------
  of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in, or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost (other than with respect to income, franchise or withholding taxes or other taxes of a similar nature) to any Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans to any Subsidiary Borrower, then (A) such Bank shall, as soon as such Bank becomes aware of such increased cost, but in any event not later than 60 days after such increased cost was incurred, deliver to such Subsidiary Borrower and the Administrative Agent a certificate stating (1) the actual amount of such increased cost incurred by such Bank and (2) that it is such Bank's customary practice, from and after the date of this Agreement, to charge its borrowers for increased costs incurred by it; (B) such Subsidiary Borrower shall, within 30 days after its receipt of such certificate, at its sole option, either (1) pay to the Administrative Agent for the account of such Bank amounts sufficient to compensate such Bank for the increased cost incurred by it as set forth in the certificate referred to above or (2) replace such Bank in accordance with the provisions of Section 3.10, provided that if such
                                                     --------
  Subsidiary Borrower does not exercise the option specified in clause (2) above within 30 days after receipt of the certificate referred to above, then
  (x) such Bank shall deliver to such Subsidiary Borrower and the Administrative Agent a second certificate stating the increased cost incurred by such Bank and (y) such Subsidiary Borrower shall promptly upon receipt of such second certificate pay to the Administrative Agent for the account of such Bank amounts sufficient to compensate such Bank for such increased cost; and (C) such Bank shall use its reasonable best efforts to designate another of its then existing offices as its Applicable Lending Office with respect to the Subsidiary Loans of such Subsidiary Borrower if the making of such designation would, without any detrimental effect to such Bank, avoid the need for, or reduce the amount of, future increased costs which are probable of being incurred by such Bank. The amount of increased costs payable by any Subsidiary Borrower to any Bank as stated in any such certificate delivered to such Subsidiary Borrower and the Administrative Agent pursuant to the provisions of this Section 3.5(a) shall be conclusive and binding for all purposes, absent manifest error. In determining any such amount, such Bank may use reasonable averaging and attribution methods. If such Subsidiary Borrower so notifies the Administrative Agent within five Business Days after receipt of any certificate delivered to such Subsidiary Borrower pursuant to the provisions of this Section 3.5(a), such Subsidiary Borrower may either (x) prepay in full all Eurodollar Rate Loans of such Bank to such Subsidiary Borrower then outstanding in accordance with Section 3.8 and, additionally, reimburse such Bank for such increased cost in accordance with this Section 3.5(a) or
  (y) convert all Eurodollar Rate Loans of all Banks to such Subsidiary Borrower then outstanding into Base Rate Loans in accordance with Section 3.1 and, additionally, reimburse such Bank for such increased cost in accordance with this Section 3.5(a).

            (b) If any Bank shall be required under Regulation D to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities with respect to the Subsidiary Loans of any Subsidiary Borrower, then (i) such Bank shall, within 60 days after the end of any Interest Period with respect to any Eurodollar Rate Loan to such Subsidiary Borrower during which such Bank was so required to maintain such reserves, deliver to such Subsidiary Borrower and the Administrative Agent a certificate stating (A) that such Bank was required to maintain reserves and as a result such Bank incurred additional costs in connection with making Eurodollar Rate Loans to such Subsidiary Borrower, (B) in reasonable detail, such Bank's computations of the amount of additional interest payable by such Subsidiary Borrower pursuant to the provisions of Section 3.5(b)(ii) and
  (C) that it is such Bank's customary practice, from and after the date of this Agreement, to charge its borrowers for reserves so maintained by it, and
  (ii) such Subsidiary Borrower shall, promptly upon receipt of any such certificate, pay to the Administrative Agent, for the account of such Bank, additional interest on the unpaid principal amount of each Eurodollar Rate Loan of such Bank to such Subsidiary Borrower outstanding during the Interest Period with respect to which the above-referenced certificate was delivered to such Subsidiary Borrower, at a rate per annum equal to the difference obtained by subtracting (x) the Eurodollar Rate for such Interest Period from
  (y) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such
          -----
  Interest Period. The amount of interest payable by such Subsidiary Borrower to any Bank as stated in any certificate delivered to such Subsidiary Borrower and the Administrative Agent pursuant to the provisions of this
  Section 3.5(b) shall be conclusive and binding for all purposes, absent manifest error.

            (c) The payments required under Sections 3.5(a) and (b) are in addition to any other payments and indemnities required under this Agreement.

            3.6.  Illegality.  Notwithstanding any other provision of this
                  ----------
  Agreement, if the introduction of or any change in or in the interpretation of any law or regulation, in each case after the date hereof, shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Bank or its Eurodollar Lending Office to make Eurodollar Rate Loans to any Subsidiary Borrower or to continue to fund or maintain Eurodollar Rate Loans to any Subsidiary Borrower, then, on notice thereof and demand therefor by such Bank to such Subsidiary Borrower through the Administrative Agent, (i) the obligation of such Bank to make or to continue Eurodollar Rate Loans to such Subsidiary Borrower and to convert Base Rate Loans to such Subsidiary Borrower into Eurodollar Rate Loans shall be suspended until such Bank through the Administrative Agent shall notify such Subsidiary Borrowers that the circumstances causing such suspension no longer exist and (ii) such Subsidiary Borrower shall forthwith prepay in full all Eurodollar Rate Loans of such Bank to such Subsidiary Borrower then outstanding, together with interest accrued thereon, unless such Subsidiary Borrower, within five Business Days of such notice and demand, converts all Eurodollar Rate Loans of all Banks to such Subsidiary Borrower then outstanding into Base Rate Loans in accordance with the notice periods of
  Section 3.1; provided, however, that before making any such demand, each Bank
               --------  -------
  agrees to use its reasonable best efforts to designate another of its then existing offices as its Applicable Lending Office with respect to the Subsidiary Loans of such Subsidiary Borrower if the making of such a designation would, without any detrimental effect to such Bank, cause the making of Eurodollar Rate Loans to such Subsidiary Borrower to not be subject to this Section 3.6.

            3.7.  Capital Adequacy.  If any Bank shall, at any time, reasonably
                  ----------------
  determine that (a) the adoption (i) after the date of this Agreement, of any capital adequacy guidelines or (ii) at any time, of any other applicable law, government rule, regulation or order regarding capital adequacy of banks or bank holding companies, (b) any change in (I) any of the foregoing or (II) the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency or (c) compliance with any policy, guideline, directive or request regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any Governmental Authority, central bank or comparable agency, would have the effect of reducing the rate of return on the capital of such Bank to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Bank with respect to capital adequacy in effect immediately before such adoption, change or compliance) and (x) such reduction is as a consequence of the Subsidiary Commitment with respect to any Subsidiary Borrower of, or the making, converting or continuing of any Subsidiary Loans to any Subsidiary Borrower by, such Bank hereunder and (y) such reduction is reasonably deemed by such Bank to be material, then (1) such Bank shall deliver to such Subsidiary Borrower and the Administrative Agent a certificate stating the reduction in the rate of return such Bank will in the future suffer as a result of its Subsidiary Commitment with respect to such Subsidiary Borrower or the making, converting or continuing any Subsidiary Loans to any Subsidiary Borrower by it to such Subsidiary Borrower hereunder and (2) such Subsidiary Borrower shall, within 30 days after its receipt of such certificate, at its sole option, either (A) pay to the Administrative Agent for the account of such Bank from time to time as specified by such Bank such amount as shall be sufficient to compensate such Bank for such reduced return, or (B) replace such Bank in accordance with the provisions of Section 3.10; provided,
                                                               --------
  however, that if such Subsidiary Borrower does not exercise the option
  -------
  specified in clause (B) above within 30 days after receipt of the certificate referred to above, then (1) such Bank shall deliver to such Subsidiary Borrower and the Administrative Agent a second certificate stating the reduction in the rate of return of such Bank and (2) such Subsidiary Borrower shall promptly pay, as specified by such Bank, to the Administrative Agent for the account of such Bank amounts sufficient to compensate such Bank for the reduction in its rate of return. The amount stated in any certificate delivered to such Subsidiary Borrower pursuant to the provisions of this
  Section 3.7 shall be conclusive and binding for all purposes, absent manifest error. In determining any such amount, such Bank may use reasonable averaging and attribution methods. The payments required under this
  Section 3.7 are in addition to any other payments and indemnities required hereunder.

            3.8.  Payments and Computations.  (a)  Each Subsidiary Borrower
                  -------------------------
  shall make each payment payable by it hereunder not later than 11:00 A.M. (New York City time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 10.2 in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter (but in any event on the same day) cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 3.5, 3.6 or 3.7) to the Banks for the account of their respective Applicable Lending Offices with respect to such Subsidiary Borrower, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office with respect to such Subsidiary Borrower, in each case to be applied in accordance with the terms of this Agreement. Payment received by the Administrative Agent after 11:00 A.M. (New York City time) shall be deemed to be received on the next Business Day; provided, however,
                                                           --------  -------
  that the Administrative Agent shall use its reasonable best efforts to invest any amounts so received by the Administrative Agent in overnight investments satisfactory to the Subsidiary Borrowers, and any earnings on any such investments shall be for the applicable Subsidiary Borrower's account and may be credited against any interest payable hereunder during such period.

            (b) All computations of the Commitment Fee or of interest based on the rate of interest specified in clause (a) of the definition of Base Rate and of fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. All computations of the Commitment Fee shall be based on the aggregate average daily unused Subsidiary Commitment of each Bank. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

            (d) Unless the Administrative Agent shall have received notice from any Subsidiary Borrower prior to the date on which any payment is due to the Banks hereunder that such Subsidiary Borrower will not make such payment in full, the Administrative Agent may assume that such Subsidiary Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such

  Subsidiary Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

            3.9.  Sharing of Payments, Etc.  If any Bank shall obtain any
                  -------------------------
  payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Subsidiary Loans made by it to any Subsidiary Borrower (other than pursuant to Section 3.5, 3.6 or 3.7) in excess of its Ratable Portion of payments on account of the Subsidiary Loans to such Subsidiary Borrower obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in such Subsidiary Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided,
                                                              --------
  however, that if all or any portion of such excess payment is thereafter
  -------
  recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and each such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Subsidiary Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 3.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Subsidiary Borrower in the amount of such participation.

            3.10.  Replacement Banks.  Upon the election of any Subsidiary
                   -----------------
  Borrower to replace any Bank pursuant to the provisions of
  Section 3.5(a)(B)(2) or 3.7(2)(B), such Subsidiary Borrower shall provide to the Administrative Agent a notice setting forth the replacement Bank or Banks, and the Bank being so replaced shall take all actions as may be necessary to transfer to such replacement Bank or Banks all of the rights and obligations of such Bank hereunder (with appropriate provisions for other amounts due to the Bank being replaced) and such replacement Bank or Banks shall pay to the Bank being so replaced the amount outstanding of all Subsidiary Loans made by such Bank to such Subsidiary Borrower hereunder, all as though such replacement Bank or Banks were an assignee or assignees of such Bank to which such Bank were making an assignment in accordance with the provisions of Section 10.7.


                                    ARTICLE IV

                               CONDITIONS OF LENDING

            4.1.  Conditions Precedent to the Making of the Subsidiary Loans.
                  ----------------------------------------------------------
  The making of the Subsidiary Loans hereunder is subject to satisfaction of the conditions precedent that the Managing Agents shall have received the following, in form and substance satisfactory to the Managing Agents, and in sufficient copies for each Bank that requests a copy:

            (a) Certified copies of (i) the resolutions of the Board of Directors of each Loan Party approving each Loan Document to which it is a party, and (ii) all documents evidencing any other necessary corporate action and required governmental and any third party approvals, licenses and consents with respect to each Loan Document to which it is a party.

            (b) A copy of the certificate of incorporation of each Loan Party certified as of a recent date by the Secretary of State of such Person's jurisdiction of incorporation, together with certificates of such official attesting to the good standing of such Loan Party, and a copy of the By-Laws of each such Person certified by its Secretary or one of its Assistant Secretaries.

            (c) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party who have been authorized to execute and deliver each Loan Document to which it is a party and each other document and certificate to be executed or delivered hereunder on behalf of such Person.

            (d) A favorable opinion of (i) Shearman & Sterling, special counsel to the Loan Parties, in substantially the form of Exhibit E-1 hereto, and (ii) of Philippe P. Dauman, General Counsel to the Loan Parties, in substantially the form of Exhibit E-2 hereto.

            (e)  A duly executed Parent Facility.

            (f)  A duly executed Parent Guarantee.

            (g)  A duly executed VII Guarantee.

            (h)  A duly executed Paramount Affiliate Guarantee.

            (i)  A duly executed Paramount Parent Guarantee.

            (j) Evidence satisfactory to the Managing Agents that the Merger has been declared effective by the State of Delaware in accordance with the terms of the Merger Agreement.

            4.2.  Additional Conditions Precedent to the Making of the
                  ----------------------------------------------------
  Subsidiary Loans.  The making of the Subsidiary Loans hereunder is subject to
  ----------------
  the further conditions precedent that on the date of such Subsidiary Loans the following statements shall be true :

            (a) The Loans under (and as defined in) the Parent Facility shall be made simultaneously with the making of such Subsidiary Loans.

            (b) Each Subsidiary Borrower shall have paid all costs, accrued and unpaid fees and expenses referred to in Sections 3.4 and 10.4 (including, without limitation, the legal fees and expenses referred to in Section 10.4(a)), in each case to the extent then due and payable.

            (c) All Indebtedness of Viacom, the Subsidiary Borrowers and Paramount under (i) the Existing Viacom Credit Agreement, (ii) the Existing Viacom International Credit Agreement, and (iii) the Existing Paramount Credit Agreements shall have been (or shall simultaneously be) repaid and all commitments thereunder cancelled.

            (d) Before and after giving effect thereto and to the application of the proceeds therefrom, the representations and warranties of Viacom contained in the Parent Facility (other than those stated to be made as of a particular date) are true and correct in all material respects on and as of such date as though made on and as of such date.

            (e) Before and after giving effect thereto and to the application of the proceeds therefrom, no event has occurred and is continuing, or would result from the Subsidiary Loans being made on such date, which constitutes a Default or an Event of Default.

  The acceptance by each Subsidiary Borrower of the proceeds of such Subsidiary Loan shall constitute a representation and warranty by such Subsidiary Borrower that on the date of such Subsidiary Loan such statements are true.


                                     ARTICLE V

                          REPRESENTATIONS AND WARRANTIES

            5.1.  Representations and Warranties in Parent Facility.  To induce
                  -------------------------------------------------
  the Banks to enter into this Agreement, each Subsidiary Borrower represents and warrants to the Banks that each of the representations and warranties of Viacom in the Parent Facility is true and correct.


                                    ARTICLE VI

                               AFFIRMATIVE COVENANTS

            As long as any of the Subsidiary Loans shall remain unpaid or any Bank shall have any Subsidiary Commitment with respect to any Subsidiary Borrower hereunder, unless otherwise agreed by the written consent of the Majority Banks:

            6.1.  Compliance with Laws, Etc.  Each Subsidiary Borrower shall
                  --------------------------
  comply, and cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law, all FCC Licenses and Franchises except such non-compliance as would not have a Material Adverse Effect or result in a Material Credit Agreement Change.

            6.2.  Payment of Taxes, Etc.  Each Subsidiary Borrower and any
                  ----------------------
  consolidated, combined or unitary group which includes such Subsidiary Borrower or any of its Subsidiaries shall pay and discharge, and cause each Subsidiary of such Subsidiary Borrower to pay and discharge, before the same shall become delinquent, all lawful claims, taxes, assessments and governmental charges or levies except where contested in good faith, by proper proceedings, and where adequate reserves therefor have been established on the books of such Subsidiary Borrower or such Subsidiary in accordance with GAAP.

            6.3.  Maintenance of Insurance.  Each Subsidiary Borrower shall
                  ------------------------
  maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Subsidiary Borrower or such Subsidiary operates. Each Subsidiary Borrower will furnish to the Administrative Agent from time to time such information as may be requested as to such insurance.

            6.4.  Preservation of Corporate Existence, Etc.  Each Subsidiary
                  -----------------------------------------
  Borrower shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its respective corporate existence; provided, however,
                                                             --------  -------
  that the corporate existence of any Subsidiary of a Subsidiary Borrower (other than another Subsidiary Borrower or any Guarantor Subsidiary) may be terminated if, in the good faith judgment of the board of directors or the chief financial officer of such Subsidiary Borrower, such termination is in the best interest of such Subsidiary Borrower and such termination would not have a Material Adverse Effect; and provided further, however, that Viacom
                                      -------- -------  -------
  may merge into Viacom International, with Viacom International as the surviving corporation, provided that upon the effectiveness of such merger,
                         --------
  Viacom International shall assume, pursuant to an instrument satisfactory to the Managing Agents, the obligations of Viacom under the Parent Facility and under the other Loan Documents.

            6.5.  Books and Access.  Each Subsidiary Borrower shall, and shall
                  ----------------
  cause each of its Subsidiaries to, keep proper books of record and accounts in conformity with GAAP, and upon reasonable notice and at such reasonable times during usual business hours as often as may be reasonably requested, permit representatives of the Administrative Agent, at its own initiative or at the request of any Bank, to make inspections of its Properties, to examine its books, accounts and records and make copies and memoranda thereof and to discuss its affairs and finances with its officers or directors and independent public accountants.

            6.6.  Maintenance of Properties, Etc.  Each Subsidiary Borrower
                  -------------------------------
  shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its Properties which are used or useful in the conduct of its business in good working order and condition and, from time to time make or cause to be made all appropriate repairs, renewals and replacements, except where the failure to do so would not have a Material Adverse Effect.

            6.7.  Application of Proceeds.  Each Subsidiary Borrower shall use
                  -----------------------
  the proceeds of the Subsidiary Loans to such Subsidiary Borrower (i) to refinance certain Indebtedness existing at the date hereof of such Subsidiary Borrower or its Subsidiaries, or (ii) for other general corporate purposes.

            6.8.  Reporting Requirements.  Each Subsidiary Borrower shall
                  ----------------------
  furnish to the Administrative Agent for distribution to the Banks:

            (a) from time to time as the Administrative Agent may reasonably request, copies of such statements, lists of Property, accounts, budgets, forecasts, reports or information prepared by or for such Subsidiary Borrower or within the control of such Subsidiary Borrower;

            (b) promptly upon any Subsidiary Borrower or any of its Subsidiaries learning of (i) any Event of Default or any Default, or (ii) any Material Adverse Change or Material Credit Agreement Change, telephonic or telegraphic notice specifying the nature of such Event of Default, Default, Material Adverse Change or Material Credit Agreement Change, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days;

            (c) from time to time, such other information and materials as the Administrative Agent may reasonably request.


                                    ARTICLE VII

                                NEGATIVE COVENANTS

            So long as any of the Subsidiary Loans shall remain unpaid or any Bank shall have any Subsidiary Commitment with respect to any Subsidiary Borrower hereunder, without the written consent of the Majority Banks:

            7.1.  Liens, Etc.  No Subsidiary Borrower shall, directly or
                  -----------
  indirectly, create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its Properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, other than as permitted under the Parent Facility.

            7.2.  Transactions with Affiliates.  No Subsidiary Borrower shall
                  ----------------------------
  engage in, nor shall it permit any of its Subsidiaries to engage in, any transaction with an Affiliate of such Subsidiary Borrower or of such Subsidiary other than as permitted under the Parent Facility.

            7.3.  Margin Stock.  No Subsidiary Borrower shall permit more than
                  ------------
  twenty-five percent (25%) of the value,
  within the meaning of Regulation U, as determined by any reasonable method, of the assets of such Subsidiary Borrower and its Subsidiaries to be Margin Stock, nor will any Subsidiary Borrower use the proceeds of any Subsidiary Loan to purchase or carry any Margin Stock in violation of Regulation U.

            7.4.  Subsidiary Indebtedness.  No Subsidiary Borrower shall permit
                  -----------------------
  any of its Subsidiaries to incur Indebtedness for borrowed money except under this Agreement.

            7.5.  Other Restrictions on Indebtedness.  No Subsidiary Borrower
                  ----------------------------------
  shall incur Indebtedness for borrowed money (other than Commercial Paper) maturing earlier than six months after the Termination Date.


                                   ARTICLE VIII

                                 EVENTS OF DEFAULT

            8.1.  Events of Default.  If any of the following events ("Events
                  -----------------
  of Default") shall occur and be continuing:

            (a) Any Subsidiary Borrower or any other Loan Party shall fail to pay (i) any principal when due in accordance with the terms and provisions of this Agreement or any other Loan Document, or (ii) any interest on any amounts due hereunder or thereunder, or any fee or any other amount due hereunder or thereunder within three Business Days after the same becomes due and payable; or

            (b) Any representation or warranty made by any Loan Party in this Agreement or any other Loan Document or by any Loan Party (or any of its officers) in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document, which failure or change shall remain unremedied for fifteen days after the earlier of the date on which (i) telephonic or telegraphic notice thereof shall have been given to the Administrative Agent by any Subsidiary Borrower pursuant to Section 6.8(b), or
       (ii) written notice thereof shall have been given to such Subsidiary Borrower by the Administrative Agent or any Bank; or

            (d) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of, or premium or interest on, any Indebtedness in an aggregate principal amount of $50,000,000 or more (excluding Indebtedness hereunder) taken together with all other Indebtedness of Viacom or any of its Subsidiaries (including any Subsidiary Borrower or any of its Subsidiaries) with respect to which any such failure shall have occurred, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or to terminate any commitment to lend; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof and, with respect to all of the foregoing, after the expiration of any applicable grace period or the giving of any required notice or both; provided, however, that no extension of any grace period applicable to
       --------  -------
       any such Indebtedness shall be taken into account for the purposes of this subsection (d); or

            (e) There shall occur and be continuing an Event of Default under (and as defined in) the Parent Facility; or

            (f) Viacom, or any of its Material Subsidiaries or any other Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceedings shall be instituted by or against Viacom, any of its Material Subsidiaries or any other Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for a material part of its Properties employed in its business or any writ, attachment, execution or similar process shall be issued or levied against a material part of the Properties employed in its business or any of its Subsidiaries, and, in the case of any such proceedings instituted against Viacom, or any of its Material

       Subsidiaries or any other Loan Party (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings shall occur; or Viacom or any of its Material Subsidiaries or any other Loan Party shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) Any order for the payment of money or judgment of any court, not appealable or not subject to certiorari or appeal (a "Final Judgment"), which, with other outstanding Final Judgments and any such judgments against Viacom or any of its Subsidiaries other than the Subsidiary Borrowers, exceeds an aggregate of $50,000,000 shall be rendered against any Subsidiary Borrower or any of its Material Subsidiaries and, within 60 days after entry thereof, such Final Judgment shall not have been discharged; or

            (h) (i) With respect to any Plan, a final determination is made that a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA occurred which results in direct or indirect liability of any Subsidiary Borrower or any of its Material Subsidiaries, (ii) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such plan in a distress termination,
       (iii) with respect to any Multiemployer Plan, any Subsidiary Borrower, any of its Material Subsidiaries or any of its or their ERISA Affiliates shall incur any Withdrawal Liability, or (iv) with respect to any Qualified Plan, any Subsidiary Borrower, any of its Material Subsidiaries or any of its or their ERISA Affiliates shall incur an accumulated funding deficiency or request a funding waiver from the IRS; provided, however, that the events listed in clauses (i)-(iv) hereof
       --------  -------
       shall constitute Events of Default only if the liability, deficiency or waiver request of such Subsidiary Borrower, any of its Material Subsidiaries or any of its or their ERISA Affiliates, together with any such liability, deficiency or waiver request of Viacom or any of its Material Subsidiaries other than the Subsidiary Borrowers, as finally determined, exceeds $25,000,000 in any case set forth in clauses (i)-
       (iv) above, or exceeds $25,000,000 in the aggregate for all such cases; and, provided further, however, that with respect to the events listed
            -------- -------  -------
       in clauses (i), (iii) and (iv) hereof there shall be no Event of Default if the liability of such Subsidiary Borrower, the relevant Material Subsidiary or the relevant ERISA

       Affiliate is satisfied in full or in accordance with the due dates therefor; or

            (i) (i) NAI shall fail to own of record and beneficially not less than 51% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of Viacom and such failure of NAI shall remain unremedied for fifteen days after the earlier of the date on which (A) telephonic or telegraphic notice thereof shall have been given to the Administrative Agent by the Subsidiary Borrowers pursuant to Section 6.9, or (B) written notice thereof shall have been given to the Subsidiary Borrowers by the Administrative Agent or any Bank; or

            (j) This Agreement or any other Loan Document shall cease to be valid or enforceable for any reason in any material respect;

  then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to any Subsidiary Borrower, declare the obligation of each Bank to make Subsidiary Loans to such Subsidiary Borrowers to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to any Subsidiary Borrower, declare all amounts due from such Subsidiary Borrower under this Agreement and all interest thereon to be forthwith due and payable, whereupon all amounts due from such Subsidiary Borrower under this Agreement and all such interest and all such amounts shall become and be forthwith due and payable; provided,
                                                                  --------
  however, that upon an actual or deemed entry of an order for relief with
  -------
  respect to any Subsidiary Borrower or any of its Material Subsidiaries under the federal Bankruptcy Code, (A) the obligation of each Bank to make Subsidiary Loans to such Subsidiary Borrower shall automatically be terminated and (B) all amounts due from such Subsidiary Borrower under this Agreement and all such interest and all such amounts shall automatically and without further notice become and be due and payable. In addition to the remedies set forth above, the Administrative Agent may exercise any other remedies provided for by this Agreement in accordance with the terms hereof or any other remedies provided by applicable law.


                                    ARTICLE IX

                    THE MANAGING AGENTS AND THE FACILITY AGENTS

            9.1.  Authorization and Action.  Each Bank hereby appoints and
                  ------------------------
  authorizes each Facility Agent to take such
  action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Facility Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, no Facility Agent shall be required to exercise any discretion or take any action, but each shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks (or when expressly required hereunder, all the Banks), and such instructions shall be binding upon all Banks; provided, however, that no Facility Agent
                                   --------  -------
  shall be required to take any action that exposes such Facility Agent to personal liability or that is contrary to this Agreement or applicable law. Each Facility Agent agrees to give to each Bank prompt notice of each notice given to it by any Subsidiary Borrower pursuant to the terms of this Agreement.

            9.2.  Managing Agents' and Facility Agents' Reliance, Etc.  Neither
                  ----------------------------------------------------
  the Managing Agents, the Facility Agents, their Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, except for its own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, (i) any Managing Agent or Facility Agent may consult with legal counsel (including counsel to the Subsidiary Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) neither the Managing Agents nor the Facility Agents make any warranty or representation to any Bank and none of them shall be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement; (iii) neither the Managing Agents nor the Facility Agents shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Subsidiary Borrower or to inspect the Properties (including the books and records) of any Subsidiary Borrower; (iv) neither the Managing Agents nor the Facility Agents shall be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and
  (v) neither the Managing Agents nor the Facility Agents shall incur liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. Neither the Agents nor the Co-Agents shall, in their respective capacities as such, have any duties under this Agreement other than those that they have in their capacities as Banks.


            9.3.  The Bank of New York, Citibank, N.A., Morgan Guaranty Trust
                  -----------------------------------------------------------
  Company of New York, Bank of America NT&SA and Their Affiliates.  With
  ---------------------------------------------------------------
  respect to the Subsidiary Commitments of The Bank of New York, Citibank, N.A., Morgan Guaranty Trust Company of New York and Bank of America NT&SA, respectively, and the Subsidiary Loans made by each of them, each of The Bank of New York, Citibank, N.A., Morgan Guaranty Trust Company of New York and Bank of America NT&SA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not a Managing Agent or Facility Agent, as the case may be; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include each of The Bank of New York, Citibank, N.A., Morgan Guaranty Trust Company of New York and Bank of America NT&SA in their individual capacities. Each of The Bank of New York, Citibank, N.A., Morgan Guaranty Trust Company of New York and Bank of America NT&SA and their Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Subsidiary Borrower, any of its Subsidiaries and any Person who may do business with or own securities of any Subsidiary Borrower or any such Subsidiary, all as if The Bank of New York, Citibank, N.A., Morgan Guaranty Trust Company of New York or Bank of America NT&SA, as the case may be, were not a Managing Agent or a Facility Agent, as the case may be, and without any duty to account therefor to the Banks.

            9.4.  Bank Credit Decision.  Each Bank acknowledges that it has,
                  --------------------
  independently and without reliance upon the Managing Agents, the Facility Agents, the Arrangers, the Agents, the Co-Agents or any other Bank, and based on the financial statements referred to in Article VII of the Parent Facility and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Managing Agents, the Facility Agents, the Arrangers, the Agents, the Co-Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            9.5.  Determinations Under Sections 4.1, and 4.2.  For purposes of
                  ------------------------------------------
  determining compliance with the conditions specified in Sections 4.1 and 4.2, each Bank shall be deemed to have consented to, approved or accepted, or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Bank prior to the applicable Subsidiary Borrowing specifying its objection thereto (unless such objection shall have been withdrawn by notice to the Administrative Agent to that effect or such Bank shall have made available to the Administrative Agent such Bank's ratable portion of such Subsidiary Borrowing).

            9.6.  Indemnification.  Each Bank agrees to indemnify the Managing
                  ---------------
  Agents, the Facility Agents, the Arrangers and their respective Affiliates, and their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Subsidiary Borrowers), ratably according to such Bank's Ratable Portion of the Subsidiary Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, any such Person in any way relating to or arising out of this Agreement or any action taken or omitted by any such Person under this Agreement; provided,
                                                                   --------
  however, that no Bank shall be liable for any portion of such liabilities,
  -------
  obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any such Person's gross negligence or willful misconduct or from any violation or alleged violation by any such Person or any other Bank of any law, rule or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) or, with respect to any Managing Agent or Facility Agent, any conflict or alleged conflict between its rights and duties in its capacity as such or as a Bank under this Agreement and any other rights or duties it may have in any other capacity in which it may act in connection with the consummation of the transactions contemplated by this Agreement, whether or not such Bank is a party to such transactions. Without limitation of the foregoing, each Bank agrees to reimburse any such Person promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of one counsel) incurred by such Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Person is not reimbursed for such expenses by the Subsidiary Borrowers.

            9.7.  Successor Facility Agents.  Any Facility Agent may resign at
                  -------------------------
  any time by giving written notice thereof to the Banks and the Subsidiary Borrowers and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor to such Facility Agent. If no successor to such Facility Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Facility Agent's giving of notice of resignation or the Majority Banks' removal of such retiring Facility Agent, then such retiring Facility Agent on behalf of the Banks, shall appoint a successor Facility Agent (which successor Facility Agent shall be a Bank or another commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000). Upon the acceptance of any appointment as a Facility Agent hereunder by any successor Facility Agent, such successor Facility Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Facility Agent, and such retiring Facility Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Facility Agent's resignation or removal hereunder, the provisions of this
  Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Facility Agent.


                                     ARTICLE X

                                   MISCELLANEOUS

            10.1.  Amendments, Etc.  No amendment or waiver of any provision of
                   ----------------
  this Agreement, nor consent to any departure by any Subsidiary Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent
                   --------  -------
  shall, unless in writing signed by all the Banks and consented to by all of the Banks as defined under the Parent Facility, do any of the following: (a) waive any of the conditions specified in Section 4.1 or 4.2; (b) increase the Subsidiary Commitments of the Banks or subject the Banks to any additional obligations; (c) change the principal of, or decrease the interest on, any amounts payable hereunder or reduce the amount of any Commitment Fee payable to the Banks hereunder;
  (d) postpone any date fixed for any scheduled payment of any Commitment Fee, or scheduled payment of principal of, or interest on, any amounts, payable hereunder; (e) change the definition of Majority Banks; or (f) amend this
  Section 10.1; and provided further, however, that no amendment, waiver or
                    -------- -------  -------
  consent shall, unless in writing and signed by the Administrative Agent in addition to the Persons required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

            10.2.  Notices, Etc.  Except as otherwise set forth herein, all
                   -------------
  notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to any Subsidiary Borrower, c/o Viacom Inc., 1515 Broadway, New York, New York 10036, Attention: Treasurer; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I; and if to the Administrative Agent, at its address at 399 Park Avenue, 4th Floor, Zone 6, New York, New York 10043, Attention: David Clark; or, as to the Subsidiary Borrowers, any Bank or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Subsidiary Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its agent, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or IX shall not be effective until received by the Administrative Agent.

            Each of the Subsidiary Borrowers hereby authorizes Viacom to deliver any written notices or requests contemplated hereunder on its behalf, and each other party hereto may rely upon any such notice or request from Viacom from time to time, until notice to the contrary is received in writing from any Subsidiary Borrower.

            10.3.  No Waiver; Remedies.  No failure on the part of any Bank,
                   -------------------
  the Managing Agents or any Facility Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            10.4.  Costs; Expenses; Indemnities.  (a)  Each Subsidiary Borrower
                   ----------------------------
  agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the other Loan Documents and the other documents to be delivered hereunder or thereunder, including, without limitation, the specified reasonable fees and out-of-pocket expenses of one counsel to the Managing Agents and the Facility Agents and the Arrangers with respect thereto and with respect to advising the Managing Agents, the Facility Agents and the Arrangers as to their rights and responsibilities under this Agreement, and all costs and expenses of the Managing Agents, the Facility Agents and the Banks (including, without limitation, reasonable counsel fees and expenses) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder and thereunder.

            (b) Each Subsidiary Borrower agrees to defend, indemnify and hold harmless each of the Managing Agents, the Facility Agents, the Arrangers and the Banks and their respective affiliates and their respective directors, officers, attorneys, agents, employees, successors and assigns (each, an "Indemnified Person") from and against any and all liabilities, obligations, losses, damages, penalties, actions, claims, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel of the Managing Agents, the Facility Agents, the Arrangers or the Banks) which may be incurred by or asserted or awarded against any Indemnified Person, in each case arising in any manner of or in connection with or by reason of the Merger, the Merger Agreement, the Tender Offer, this Agreement, the other Loan Documents, the Subsidiary Commitments or any undertakings in connection therewith, or the proposed or actual application of the proceeds of the Subsidiary Loans (all of the foregoing collectively, the "Indemnified Liabilities") and will reimburse each Indemnified Person on a current basis for all expenses (including counsel fees as they are incurred by such party) in connection with investigating, preparing or defending any such action, claim or suit, whether or not in connection with pending or threatened litigation irrespective of whether such Indemnified Person is designated a party thereto; provided that no Subsidiary Borrower shall have any liability
           --------
  hereunder to any Indemnified Person with respect to Indemnified Liabilities which are determined by a final and nonappealable judgment of a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of such Indemnified Person; and provided further, that if
                                                     -------- -------
  the Subsidiary Borrowers have determined in good faith that such Indemnified Liabilities were primarily the result of such Indemnified Person's gross negligence or willful misconduct, they shall not be obligated to pay such Indemnified Liabilities until a court of competent jurisdiction has determined whether such Indemnified Person acted with gross negligence or willful misconduct. If for any reason the foregoing indemnification is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then each Subsidiary Borrower shall contribute to the amount paid or payable by such Indemnified Person as a result of any Indemnified Liability in such proportion as is appropriate to reflect not only the relative benefits received by such Subsidiary Borrower and each Managing Agent, each Facility Agent, each Arranger and each Bank, but also the relative fault of such Subsidiary Borrower and each Managing Agent, each Facility Agent, each Arranger and each Bank, as well as any other relevant equitable considerations. The foregoing indemnity shall be in addition to any rights that any Indemnified Person may have at common law or otherwise, including, but not limited to, any right to contribution.

            (c) If any Bank receives any payment of principal of, or is subject to a conversion of, any Eurodollar Rate Loan of any Subsidiary Borrower other than on the last day of an Interest Period relating to such Subsidiary Loan, as a result of any payment or conversion made by any Subsidiary Borrower or acceleration of the maturity of the amounts due under this Agreement pursuant to Section 8.1 or for any other reason, such Subsidiary Borrower shall, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including, without limitation, any loss (excluding loss of the margin payable in accordance with Section 3.2 on the amount of principal so paid, or any loss), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Subsidiary Loan. The foregoing obligations of the Subsidiary Borrowers contained in paragraphs (a), (b) and
  (c) of this Section 10.4, and the obligations of the Subsidiary Borrowers contained in Sections 3.5 and 3.7, shall survive the payment of the Subsidiary Loans.

            10.5.  Right of Set-Off.  Upon (i) the occurrence and during the
                   ----------------
  continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 8.1 to authorize the Administrative Agent to declare all amounts under this Agreement due and payable pursuant to the provisions of Section 8.1 or the automatic acceleration of such amounts pursuant to the proviso to that Section, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Subsidiary Borrower against any and all of the obligations of such Subsidiary Borrower now or hereafter existing under this Agreement irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify such Subsidiary Borrower after any such set-off and application made by such Bank; provided, however, that the failure to give
                                 --------  -------
  such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10.5 are in addition to any other rights and remedies (including, without limitation, any other rights of set-off) which such Bank may have.

            10.6.  Binding Effect.  This Agreement shall become effective when
                   --------------
  it shall have been executed by each of the Subsidiary Borrowers, each of the Managing Agents, each of the Facility Agents and each of the Arrangers and when the Managing Agents shall have been notified by each of the Banks that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Subsidiary Borrowers, each of the Managing Agents, each of the Facility Agents, each of the Arrangers and each of the Banks and their respective successors and assigns, except that (i) the Subsidiary Borrowers shall have no right to assign its rights hereunder or any interest herein without the prior written consent of the Banks and (ii) no Bank may sell, transfer, assign, pledge or grant participations in any of its Subsidiary Loans or any of its rights or obligations hereunder except in accordance with
  Section 10.7 or as expressly required hereunder.

            10.7.  Assignments and Participations; Additional Banks.  (a)  Any
                   ------------------------------------------------
  Bank may, at any time, with notice substantially in the form of Exhibit F hereto (each, a "Notice of Assignment and Acceptance") delivered to the Administrative Agent for its acceptance and recording, together with a recording fee in the amount of $3,000, assign all or any part of its rights and obligations and delegate its duties under this Agreement (A) to any other Bank or any affiliate of any Bank which actually controls, is controlled by, or is under common control with such Bank or to any Federal Reserve Bank (in either case without limitation as to amount), or (B) with the prior consent of the Subsidiary Borrowers (such consent not to be unreasonably withheld), to any other Person (but if in part, in a minimum amount that, taken together with amounts assigned to the same transferee under the Parent Facility, equals at least $25,000,000 or, if less, the balance of such Bank's Subsidiary Commitment); provided, however, that each assigning Bank must assign an
               --------  -------
  identical percentage of a Loan and its related Commitment and, in the case of any assignment of a Term Loan and the related Commitment, a uniform, and not a varying, percentage of each of its Subsidiary Loans and Subsidiary Loan Commitments under this Agreement and Term Loans and Term Loan Commitment under the Parent Facility; provided further, however, that no Bank may make
                             ----------------  -------
  any such assignment or delegation of, or sell or grant (as provided in paragraph (b) below) any participation in, any of its rights or duties under this Agreement until the one hundredth day after the Funding Date (or such other date as may be determined in accordance with the Syndication Letter, dated as of June 8, 1994), except (i) through a coordinated pooled syndication organized by the Arrangers and (ii) to any affiliate of such Bank which actually controls, is controlled by, or is under common control with such Bank or to any Federal Reserve Bank.

            (b) Any Bank may at any time sell or grant participations in its Subsidiary Commitment with respect to any Subsidiary Borrower, or the obligations owing to or from any Person existing under this Agreement; provided, however, that (i) as between such Bank and such Subsidiary
  --------  -------
  Borrower, the existence of such participations shall not give rise to any direct rights or obligations between such Subsidiary Borrower and the participants; (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) such Subsidiary Borrower, the Managing Agents, the Facility Agents and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; and (iv) no such sale or grant of a participation shall, without the consent of such Subsidiary Borrower, require such Subsidiary Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify the Subsidiary Commitments with respect to such Subsidiary Borrower or the Subsidiary Loans to such Subsidiary Borrower under the securities laws of any state.

            (c) If an assignment is made by any Bank in accordance with the provisions of paragraph (a) above, upon acceptance and recording by the Administrative Agent, and approval by the Subsidiary Borrowers, where applicable, of each Notice of Assignment and Acceptance, (i) the assignee thereunder shall become a party to this Agreement and the Subsidiary Borrowers shall release and discharge the assigning Bank from its duties, liabilities or obligations under this Agreement to the extent the same are so assigned and delegated by such Bank, provided that no such consent, release
                                       --------
  or discharge shall have effect until the Subsidiary Borrowers shall have received a fully executed copy of the Notice of Assignment and Acceptance relating to such assignment, and (ii) Schedule II shall be deemed amended to give effect to such assignment. Each Subsidiary Borrower agrees that each such disposition will give rise to a direct obligation of any Subsidiary Borrower to any such assignee.

            (d) Each Subsidiary Borrower authorizes each Bank to disclose to any prospective assignee or participant and any assignee or participant any and all financial information in such Bank's possession concerning such Subsidiary Borrower and this Agreement; provided, however, that, prior to any
                                          --------  -------
  such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to such Subsidiary Borrower received by it from such Bank in accordance with Section 10.11.

            (e) Any Bank which sells or grants participations in any Subsidiary Loans to any Subsidiary Borrower or its Subsidiary Commitment with respect to any Subsidiary Borrower may not grant to the participants the right to vote other than on amendments, consents, waivers, modifications or other actions which change the principal amount of, postpone the scheduled maturity of, or decrease the interest rates applicable to, any Subsidiary Loans to such Subsidiary Borrower under, or increase the amount of, such Subsidiary Commitment with respect to such Subsidiary Borrower (except with respect to participating Affiliates actually controlled by, controlling or under common control with, such Bank); provided, however, that as between the
                                         --------  -------
  Bank and such Subsidiary Borrower, only the Bank shall be entitled to cast such votes.

            (f) No participant in any Bank's rights or obligations shall be entitled to receive any greater payment under Section 3.5 or 3.7 than such Bank would have been entitled to receive with respect to the rights participated, and no participation shall be sold or granted to any Person as to which the events specified in Section 3.6 have occurred on or before the date of participation.

            (g) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Notice of Assignment and Acceptance received by it and a register, containing the terms of each Notice of Assignment and Acceptance, for the recordation of the names and addresses of each Bank and the Subsidiary Commitment of each Bank with respect to each Subsidiary Borrower, and principal amount of the Subsidiary Loans owing to each Bank from each Subsidiary Borrower, from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Subsidiary Borrower, the Banks, the Facility Agents and the Managing Agents may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Subsidiary Borrower, any Bank, any Facility Agent or any Managing Agent at any reasonable time and from time to time upon reasonable prior notice.

            10.8.  Majority Banks are Third Party Beneficiaries.  It is the
                   --------------------------------------------
  intention of the parties hereto that no third party shall be deemed to be a third party beneficiary or have any rights under or by virtue of this Agreement except that the Banks under the Parent Facility shall be third party beneficiaries of those provisions of this Agreement pursuant to which they are given the right to vote with respect to certain matters under this Agreement.

            10.9.  GOVERNING LAW; SEVERABILITY.  THIS AGREEMENT AND THE RIGHTS
                   ---------------------------
  AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT.

            10.10.  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
                    ------------------------------------------------

            (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH SUBSIDIARY BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO

  HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
                                                              ----- ---
  CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF
  ----------
  ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

            (b) Each Subsidiary Borrower irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified for notices in or pursuant to
  Section 10.2 hereof, such service to become effective 30 days after such mailing.

            (c) Nothing contained in this Section 10.10 shall affect the right of any Managing Agent, any Facility Agent or any Bank to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Subsidiary Borrower in any other jurisdiction.

            (d) Each of the parties hereto waives any right it may have to trial by jury in any proceeding arising out of this Agreement.

            10.11.  Confidentiality.  Each Bank, each Managing Agent and each
                    ---------------
  Facility Agent agrees to keep confidential information obtained by it pursuant hereto (or otherwise obtained from any Subsidiary Borrower in connection with this Agreement) confidential in accordance with such Person's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Person's employees, counsel, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who in each case agree to be bound by the provisions of this sentence, (ii) to the extent that disclosure by such Person is required, or to the extent that such Person has been advised by counsel that disclosure is required, in order to comply with any law, regulation or judicial order or requested or required by bank regulators or auditors or other Governmental Authority, (iii) to assignees or participants of the Subsidiary Loans to any Subsidiary Borrower or Subsidiary Commitments with respect to any Subsidiary Borrower or potential assignees or participants of the Subsidiary Loans to any Subsidiary Borrower or Subsidiary Commitments with respect to any Subsidiary Borrower who in each case agree in writing to be bound by the provisions of this sentence or (iv) to the extent that such information has otherwise been disclosed or made public other than by such Person, or such Person's employees, counsel, representatives or agents, in violation of this Section 10.11.

            10.12.  Section Titles.  The Section titles contained in this
                    --------------
  Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            10.13.  Execution in Counterparts.  This Agreement may be executed
                    -------------------------
  in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

                           VIACOM INTERNATIONAL INC., as a Subsidiary Borrower



                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                           On behalf of the following Subsidiary Borrowers:

                           VIACOM CABLEVISION OF DAYTON INC.,
                           WNYT INC.,

                           WMZQ INC. and

                           WVIT INC.

                           Managing Agents
                           ---------------


                           THE BANK OF NEW YORK, as Managing Agent, the
                           Documentation Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           CITIBANK, N.A., as Managing Agent, the
                           Administrative Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Managing Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           BANK OF AMERICA NT&SA, as Managing Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                           Agents
                           ------


                           BANK OF MONTREAL, as Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           THE BANK OF NOVA SCOTIA, as Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           THE BANK OF TOKYO TRUST COMPANY, as Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           BARCLAYS BANK PLC, as Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           CANADIAN IMPERIAL BANK OF COMMERCE, as Agent and a
                           Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                           THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           CREDIT LYONNAIS CAYMAN ISLAND BRANCH, as Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           THE FIRST NATIONAL BANK OF BOSTON, as Agent and a
                           Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           THE FUJI BANK, LIMITED, as Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           THE INDUSTRIAL BANK OF JAPAN, LTD., as Agent and a
                           Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                           LTCB TRUST COMPANY, as Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           MELLON BANK, N.A., as Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           NATIONSBANK OF TEXAS N.A., as Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           SOCIETE GENERALE, as Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           THE TORONTO-DOMINION BANK, as Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                           UNION BANK, as Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           Co-Agents
                           ---------


                           CREDIT SUISSE, as Co-Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           By:
                              --------------------------------------------------
                              Name:
                              Title:



                           THE DAI-ICHI KANGYO BANK LTD., NEW YORK BRANCH, as Co-Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           THE MITSUBISHI BANK, LIMITED, as Co-Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                           THE MITSUBISHI TRUST & BANKING CORPORATION, as Co-Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           ROYAL BANK OF CANADA, as Co-Agent and a Bank



                           By:
                              --------------------------------------------------
                              Name:
                                           Title:


                                        THE SANWA BANK, LTD., as Co-Agent and
                                        a Bank



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        THE SUMITOMO BANK, LIMITED, NEW YORK
                                        BRANCH, as Co-Agent and a Bank



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                        UNION BANK OF SWITZERLAND, as Co-
                                        Agent and a Bank



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        Syndication Agent
                                        -----------------


                                        JP MORGAN SECURITIES INC., as the
                                        Syndication Agent



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title: